Exhibit 10.42

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Keurig, Incorporated

101 Edgewater Drive

Wakefield, MA 01880

July 30, 2007

BY UPS – NEXT DAY

Diedrich Coffee, Inc.

28 Executive Park, Suite 200

Irvine, CA 92614

Attention: Stephen V. Coffey, CEO

Re:	Royalty Alteration

Dear Steve:

This letter serves as notice by Keurig, Incorporated (“Keurig”) under Section 6.4.2 of the License and Distribution Agreement dated July 29, 2003, as amended (as so amended, the “Agreement”), between Keurig and Diedrich Coffee, Inc. (“Diedrich”).

Specifically, Keurig gives notice that:

[* * *]

(2) Keurig is exercising its right to alter the Base Royalty Rate and, thereby, the Royalty Rate Schedule (as those terms are defined in the Agreement).

This adjustment will be effective on August 1, 2008 for all Diedrich K-Cups (as defined in the Agreement) shipped from and after that date. The details of this royalty alteration are set forth in the attached Exhibit A which will replace the Royalty Rate Schedule set forth in Section 6.1.1 of the Agreement on the date of this notice.

If you agree to accept the royalty alteration, please sign the enclosed copy of this letter where indicated and return such signed copy to me at your earliest convenience. If you do not so sign and return the enclosed copy of this letter within 60 days, (a) the current Base Royalty Rate, to the extent reduced by the volume incentive specified in the Royalty Rate Schedule set forth in

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Section 6.1.1 of the Agreement on the date of this notice, shall remain in force for two years from the date on which you receive this royalty alteration notice and (b) the Agreement shall automatically terminate at the end of such two years in accordance with the terms of Section 6.4.2 of the Agreement.

Except as amended by this royalty alteration notice, all other terms and conditions of the Agreement remain in full force and effect.

Very truly yours,

Keurig, Incorporated

/s/ Nicholas Lazaris
Nicholas Lazaris
President

Agreed to and Accepted:

Diedrich Coffee, Inc.

By:	/s/ Stephen V. Coffey
Name:	Stephen V. Coffey
Title:	CEO, duly authorized

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Exhibit A

Royalty Alteration

Effective August 1, 2008, the “Base Royalty Rate” provided for under Section 6.1.1 of the Agreement shall (1) equal [* * *] cents ($0.[* * *]) and (2) be reduced by a Volume Incentive in accordance with the “Royalty Rate Schedule” set forth below; provided, however, in the case of the period from August 1, 2008 to the end of the Diedrich fiscal quarter in which such date falls, the Volume Incentive ([* * *]$0.[* * *] Base Royalty Rate in effect beginning August 1, 2008 will be reduced) applicable to Diedrich during such fiscal quarter shall be the same as the volume incentive applicable to Diedrich on July 31, 2008 in accordance with the terms of the Agreement prior to giving effect to the increase in the Base Royalty Rate set forth above. For all Diedrich fiscal quarters following the Diedrich fiscal quarter in which August 1, 2008 falls, the Volume Incentive and, therefore, the applicable Base Royalty Rate shall be calculated at the beginning of each Diedrich fiscal quarter based on the Diedrich K-Cup unit shipment volume of the immediately preceding three calendar months, net of returns made within the Diedrich K-Cup BUBD (as such term is defined in the Agreement).

[	* * *]			[* * *]		[* * *]
[	* * *]			[* * *]	$0.	[* * *]
[	* * *]	- $	0.	[* * *]	$0.	[* * *]
[	* * *]	- $	0.	[* * *]	$0.	[* * *]
[	* * *]	- $	0.	[* * *]	$0.	[* * *]
[	* * *]	- $	0.	[* * *]	$0.	[* * *]
[	* * *]	- $	0.	[* * *]	$0.	[* * *]